PROMISSORY NOTE DUE December 19, 2009

US $3,000.00 As of December 19, 2006

FOR VALUE RECEIVED, **NOVORI INC.**, a Delaware corporation (the "Company"), having an address of 9648 – 128th Street, Suite 204B, Surrey, British Columbia, Canada, V3T 2X9, hereby promises to pay to the order of **689719 B.C. LTD.**, a British Columbia corporation (the "Lender"), at the offices of Lender at 125A – 1030 Denman Street, Vancouver, British Columbia, Canada, or such other place as may be designated by Lender to the Company in writing, the aggregate principal amount of Three Thousand Dollars (\$3,000.00), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1. **Schedule of Payments.** The Lender will pay to the Company \$3,000.00 within 30 days of execution of this Note. The terms and conditions set forth herein shall only apply to the Principal. All of the references to dollar amounts in this Convertible Promissory Note (this "Note") are in US dollars unless otherwise noted.

2. **Payment Terms.** The Company promises to pay to Lender the balance of Principal, together with accrued and unpaid interest, on December 19, 2009 (the "Due Date"), unless this Note is earlier prepaid as herein provided. The Company may reduce the amount of the Principal payable by paying down all or a portion of the Principal back to the Lender at any time prior to the Due Date. All payments by the Company to the Lender shall be credited first to the accrued interest then due and payable and the remainder to Principal.

3. **Interest.** Interest on the outstanding portion of Principal of this Note shall accrue at a rate of five percent (5%) per annum. All computations of interest shall be made on the basis of a 365-day year for actual days elapsed. Such interest shall be paid in arrears on the last business day of each successive one year anniversary of the date of this Note.

4. **Lender's Right of Acceleration**. The Lender has the right, called acceleration, to declare the entire unpaid principal and interest under this Note due immediately for any of the following causes:

(a) If the Company fails to keep any promise made in this Note within thirty days after written notice from the Lender;

(b) If one or more judgments is entered against the Company which exceed, in the aggregate, \$100,000 if the Company does not pay such judgments or arrange for their enforcement to be postponed no later than within thirty days after the judgments have been entered;

(c) If bankruptcy, receivership, or insolvency proceedings are started by or against the Company, or if the Company dissolves, liquidates or otherwise winds up its business; or

(d) If there is a change in control of the Company.

5. **Notices.** All notices under this Note must be in writing. They may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Each party must accept and

claim the notices given by the other. Notices shall be addressed to the other party at the address written at the beginning of this Note. Either party may notify the other of a change of address.

6. **Waivers and Amendment.** Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Lender.

7. **Jurisdiction.** Both parties agree to attorn to the exclusive jurisdiction of the courts of British Columbia, Canada with regards to this Note.

8. **Entire Agreement.** This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9. **Survival.** The representations, warranties, acknowledgments covenants and agreements made herein shall survive the execution and delivery of this Note.

10. **Validity.** If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. **Counterparts.** This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF the Company has duly executed and delivered this Note as of the day and year first above written notwithstanding its actual date of execution.

NOVORI INC.

Per: H. Schaffer

Authorized Signatory

IN WITNESS WHEREOF the Lender has duly executed and received this Note as of the day and year first above written notwithstanding its actual date of execution.

689719 B.C. LTD.

Per:

Authorized Signatory